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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 10, 2000 for Predictive Systems, Inc. and to all references to our Firm, included in or made a part of this Registration Statement.


                                        /s/ ARTHUR ANDERSEN LLP
                                        -------------------------
                                        Arthur Andersen LLP


New York, New York
March 15, 2000